EXHIBIT 24.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



   We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Superior Services, Inc. 1996 Equity Incentive Plan of our report dated February 5, 1998, with respect to the consolidated financial statements and schedule of Superior Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




   Milwaukee, Wisconsin                                    Ernst & Young, LLP
   May 26, 1998